EXHIBIT 99

For Release:  November 6, 2007

Contact: Kenneth D. DenBesten, SVP-Finance

Phone: (615) 890-9100

NHI reports third quarter income

MURFREESBORO, Tenn. -- National Health Investors, Inc., (NYSE: NHI) announced net income for the third quarter ended September 30, 2007 of $36,538,000 or $1.32 per basic and $1.31 per diluted share of common stock, compared to $13,379,000 or 48 cents per basic and diluted share for the same period in 2006.  Income for the third quarter of 2007 included $21,300,000 or 77 cents per basic and diluted share, attributable to recoveries of amounts previously written down related to a loan payoff.  Adjusting for the above-mentioned item, net income for the third quarter ended September 30, 2007 would have been $15,238,000 or 55 cents per basic and diluted share, compared to $13,379,000 or 48 cents per basic and diluted share for the same period in 2006, an increase of 13.9% and 14.6%, respectively.

     Funds from operations (“FFO”) basic and diluted for the third quarter ended September 30, 2007 was $39,486,000 or $1.43 per basic and $1.42 per diluted share, compared to $16,034,000 or 58 cents per basic and diluted share for the same period in 2006.  Adjusting for the recovery of the previous loan writedown described above, FFO for the third quarter ended September 30, 2007 would have been $18,186,000 or 66 cents per basic and 65 cents per diluted share, compared to $16,034,000 or 58 cents per basic and diluted share for the same period in 2006, an increase of 13.4%, 13.8%, and 12.1%, respectively.

     During the third quarter ended September 30, 2007, NHI paid off its $100 million unsecured public notes at maturity.  Lower interest expense on the notes and lower interest income on the Company’s bank deposits combined to increase net income and FFO by $480,000 or 2 cents per basic and diluted share.

     Net income for the nine months ended September 30, 2007 was $67,000,000 or $2.42 per basic share and $2.41 per diluted share, compared to $45,779,000 or $1.65 per basic and diluted share for the same period in 2006.  Income for the nine months ended September 30, 2007 included $24,179,000 or 87 cents per basic and diluted share attributable to recovery amounts previously written down related to loan payoffs, gains from realty sales, and a gain from a note collection.  Income for the nine months ended September 30, 2006 included $6,109,000 or 22 cents per basic and diluted share attributable to gains from realty sales and mortgage prepayment penalties.  Adjusting for the above-mentioned items, net income for the nine months ended September 30, 2007 would have been $42,821,000 or $1.55 cents per basic and $1.54 per

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Page 2 NHI’s Third Quarter 2007 Results

diluted share compared to $39,670,000 or $1.43 per basic and diluted share for the same period in 2006, an increase of 7.9%, 8.4%, and 7.7%, respectively.

      For the nine months ended September 30, 2007, FFO was $75,177,000 or $2.71 per basic and $2.70 per diluted share, compared to $48,028,000 or $1.73 per basic and diluted share for the same period in 2006.  Adjusting for the recovery of previous loan writedowns, mortgage prepayment penalties, and a gain from a note collection, FFO for the nine months ended September 30, 2007 would have been $51,709,000 or $1.87 per basic and $1.86 per diluted share compared to $47,733,000 or $1.72 per basic and diluted share for the same period in 2006, an increase of 8.3%, 8.7%, and 8.1%, respectively,

     NHI specializes in the financing of health care real estate by first mortgage and by purchase and leaseback transactions. The common stock of the company trades on the New York Stock Exchange with the symbol NHI.  Additional information including NHI’s most recent press releases may be obtained on our web site at www.nhinvestors.com.

Statements in this press release that are not historical facts are forward-looking statements. NHI cautions investors that any forward-looking statements made involve risks and uncertainties and are not guarantees of future performance. All forward-looking statements represent NHI’s judgment as of the date of this release.

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Page 3 NHI’s Third Quarter 2007 Results

Condensed Statements of Income
(in thousands, except share and per share amounts)

	Three Months Ended		Nine Months Ended
	September 30		September 30
	2007	2006	2007	2006
Revenues:
Mortgage interest income	$ 2,599	$ 3,380	$ 9,092	$ 11,246
Rental income	12,989	11,377	38,207	34,564
Facility operating revenues	23,493	22,454	69,012	65,950
	$ 39,081	$ 37,211	$ 116,311	$ 111,760
Expenses:
Interest expense	$ 465	$ 2,034	$ 4,478	$ 6,104
Depreciation	3,157	2,914	9,587	8,750
Amortization of loan costs	3	34	70	101
Legal expense	161	166	553	392
Franchise, excise and other taxes	68	53	330	187
General and administrative	1,227	1,159	4,437	3,476
Loan and realty losses (recoveries)	(21,300)	-	(23,000)	-
Facility operating expenses	21,482	20,628	64,008	61,601
	$ 5,263	$ 26,988	$ 60,463	$ 80,611

Income Before Non-Operating Income	$ 33,818	$ 10,223	$ 55,848	$ 31,149
Non-operating income (investment Interest and other)	2,720	3,170	9,803	8,394
Income From Continuing Operations	$ 36,538	$ 13,393	$ 65,651	$ 39,543

Discontinued Operations
Operating income-discontinued operations	-	(14)	680	422
Net gain on sales of real estate	-	-	669	5,814
	$ -	$ (14)	$ 1,349	$ 6,236

Net income	$ 36,538	$ 13,379	$ 67,000	$ 45,779

Weighted average common shares outstanding:
Basic	27,703,539	27,699,239	27,703,439	27,760,247
Diluted	27,786,198	27,723,570	27,787,604	27,778,983

Earnings per share:
Basic:
Income from continuing operations	$ 1.32	$ 0.48	$ 2.37	$ 1.42
Discontinued operations	-	-	0.05	0.23
Net income available to common stockholders	1.32	0.48	2.42	1.65

Diluted:
Income from continuing operations	$ 1.31	$ 0.48	$ 2.36	$ 1.42
Discontinued operations	-	-	0.05	0.23
Net income available to common stockholders	1.31	0.48	2.41	1.65

Funds from operations
Basic	$ 39,486	$ 16,034	$ 75,177	$ 48,028
Diluted	$ 39,486	$ 16,034	$ 75,177	$ 48,028

Funds from operations per common share
Basic	$ 1.43	$ 0.58	$ 2.71	$ 1.73
Diluted	$ 1.42	$ 0.58	$ 2.70	$ 1.73

Dividends declared per common share	$ 0.50	$ 0.48	$ 1.50	$ 1.44

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Page 4 NHI’s Third Quarter 2007 Results

Selected Balance Sheet Data
(in thousands)
	September 30	December 31
	2007	2006
Real estate properties, net	$ 226,538	$ 235,199
Mortgages receivable, net	76,460	99,532
Preferred stock investment	38,132	38,132
Cash and marketable securities	137,371	203,278
Debt	10,966	113,492
Stockholders' equity	454,566	431,671

Reconciliation of Funds From Operations (1)(2)

The following table reconciles net income to funds from operations available to common stockholders:
(in thousands, except share and per share amounts)

	Three Months Ended		Nine Months Ended
	September 30		September 30
	2007	2006	2007	2006
Net income	36,538	13,379	67,000	45,779
Elimination of non-cash items in net income:
Real estate depreciation	2,948	2,641	8,871	7,840
Real estate depreciation in discontinued operations	-	14	17	223
Gain on sale of real estate-continuing operations	-	-	(42)	-
Gain on sale of real estate-discontinued operations	-	-	(669)	(5,814)
Basic funds from operations	39,486	16,034	75,177	48,028

Other Adjustments	-	-	-	-

Diluted funds from operations	$ 39,486	$ 16,034	$ 75,177	$ 48,028

Basic funds from operations per share	$ 1.43	$ 0.58	$ 2.71	$ 1.73
Diluted funds from operations per share	$ 1.42	$ 0.58	$ 2.70	$ 1.73

Shares for basic funds from operations per share	27,703,539	27,699,239	27,703,439	27,760,247
Shares for diluted funds from operations per share	27,786,198	27,723,570	27,787,604	27,778,983

(1)Management believes that funds from operations (FFO) is an important supplemental measure of operating performance for a real estate investment trust.  Because the historical cost accounting convention used for real estate assets requires straight-line depreciation (except on land), such accounting presentation implies that the value of real estate assets diminishes predictably over time.  Since real estate values instead have historically risen and fallen with market conditions, presentations of operating results for a real estate investment trust that uses historical cost accounting for depreciation could be less informative, and should be supplemented with a measure such as FFO.  The term FFO was designed by the real estate investment trust industry to address this issue.  Our measure may not be comparable to similarly titled measures used by other REITs.  Consequently, our funds from operations may not provide a meaningful measure of our performance as compared to that of other REITs.  Since other REITs may not use our definition of FFO, caution should be exercised when comparing our Company’s FFO to that of other REITs.  Funds from operations in and of itself does not represent cash generated from operating activities in accordance with GAAP (funds from operations does not include changes in operating assets and liabilities) and therefore should not be considered an alternative to net earnings as an indication of operating performance, or to net cash flow from operating activities as determined by GAAP in the United States, as a measure of liquidity and is not necessarily indicative of cash available to fund cash needs.

(2) Our computations above are intended to comply with the SEC’s interpretation that recurring impairments taken on real property may not be added back to net income in the calculation of FFO.  The SEC’s position is that recurring impairments on real property are not an appropriate adjustment.

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Page 5 NHI’s Third Quarter 2007 Results

National Health Investors, Inc. Portfolio Summary September 30, 2007

Portfolio Statistics		Investment
	Properties	Percentage	Investment
Real Estate Properties	89	76.7%	$ 226,538,000
Mortgages and Notes Receivables	36	23.3%	68,985,000
Total Real Estate Portfolio	125	100%	$ 295,523,000

Other Notes Receivables	0		7,475,000
Total Portfolio	125		$ 302,998,000

Real Estate Properties	Properties	Beds	Investments
Nursing Homes	65	8,364	$ 142,723,000
Assisted Living	14	1,161	58,176,000
Medical Office Buildings	4	124,427 sq.ft.	9,664,000
Retirement Homes	5	534	9,315,000
Hospitals	1	55	6,660,000
Total Real Estate Properties	89		$ 226,538,000

Mortgages and Notes Receivables	Properties	Beds	Investments
Nursing Homes	19	2,049	$ 64,989,000
Developmentally Disabled	17	108	3,996,000
Total Mortgages and Notes Receivable	36	2,157	$ 68,985,000
Total Real Estate Portfolio	125		$ 295,523,000

Summary of Facilities by Type:
		Percentage of	Total
	Properties	Total Dollars	Dollars
Nursing Homes	84	70.3%	$ 207,712,000
Assisted Living	14	19.7%	58,176,000
Medical Office Buildings	4	3.3%	9,664,000
Hospitals	1	2.3%	6,660,000
Retirement Homes	5	3.2%	9,315,000
Developmentally Disabled	17	1.4%	3,996,000
Total Real Estate Portfolio	125	100.0%	$ 295,523,000

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Page 6 NHI’s Third Quarter 2007 Results

Portfolio by Operator Type
	# of	Percentage of	Total
	Properties	Total Dollars	Dollars
Regional	50	58.42%	$ 172,633,000
Public	62	28.32%	83,684,000
Small Operator	13	13.27%	39,206,000
	125	100.00%	$ 295,523,000

Public Operators		Percentage
	Dollar	Of Total
	Amount	Portfolio
National HealthCare Corp.	$ 42,370,000	14.34%
Sunrise Senior Living Services	12,682,000	4.29%
Community Health Systems, Inc.	12,442,000	4.21%
Sun Healthcare	8,312,000	2.81%
Res-Care, Inc.	3,996,000	1.35%
HCA-The Healthcare Company	3,882,000	1.31%
Total Public Operators	$ 83,684,000	28.32%

National Health Investors, Inc. Summary of Facilities by State September 30, 2007

									Percent
		Acute		Dev.	Asst.	Retire-		Investment	Total
	LTC	Care	MOB	Disab.	Living	ment	Total	Amount	Portfolio
Florida	11		1	14	4		30	$ 78,926,000	26.7%
Texas	8		2				10	49,342,000	16.7%
Tennessee	20			3	3	2	28	27,954,000	9.5%
Virginia	8						8	19,655,000	6.7%
Missouri	8					1	9	18,290,000	6.2%
Arizona	1				4		5	17,553,000	5.9%
New Hampshire	3					1	4	13,121,000	4.4%
New Jersey	0				1		1	12,682,000	4.3%
Kansas	7						7	11,193,000	3.8%
Georgia	6						6	9,820,000	3.3%
Massachusetts	4						4	9,661,000	3.3%
Kentucky	2	1					3	7,622,000	2.6%
South Carolina	3				1		4	7,041,000	2.4%
Idaho	1					1	2	5,050,000	1.7%
Pennsylvania	0				1		1	4,193,000	1.4%
Alabama	2						2	1,987,000	0.7%
Illinois	0		1				1	1,433,000	0.5%
	84	1	4	17	14	5	125	$ 295,523,000	100%